SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): September 29, 2004

                         Commission file number 0-19292

                              BLUEGREEN CORPORATION
             (Exact name of registrant as specified in its charter)

              Massachusetts                                  03-0300793
     (State or other jurisdiction of                      (I.R.S. Employer
      incorporation or organization)                     Identification No.)

         4960 Conference Way North, Suite 100, Boca Raton, Florida 33431
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (561) 912-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement a Registrant.

         On September 29, 2004, we sold $25.9 million in vacation ownership receivables pursuant to an existing vacation ownership receivables purchase facility (the "Purchase Facility") with Resort Finance, LLC ("RFL"). The Purchase Facility utilizes an owner's trust structure, pursuant to which we sell receivables to Bluegreen Receivables Finance Corporation V, our wholly-owned, special purpose finance subsidiary ("BRFC V"), and BRFC V sells the receivables to an owners' trust (a qualified special purpose entity) without recourse to us or BRFC V except for breaches of certain representations and warranties at the time of sale. The $22.0 million in cash proceeds from this sale of receivables will be used for general operating purposes.

         On September 30, 2004, we executed an extension letter to the Purchase Facility to allow for sales of notes receivable for a cumulative purchase price of up to $100.0 million on a revolving basis through September 29, 2005, at a variable purchase price of 85.00% of the principal balance, subject to the eligibility requirements and certain conditions precedent. After the sale discussed above, the remaining availability under the Purchase Facility is $78.0 million.

         During July through September 2004, we borrowed an aggregate $8.7 million for construction expenditures at The Fountains (TM) resort in Orlando, Florida pursuant to an existing, $45.0 million acquisition, development and construction revolving credit facility with Residential Funding Corporation ("RFC"), an affiliate of GMAC (the "GMAC AD&C Facility"). The borrowing period on the GMAC AD&C Facility expires on February 10, 2005, and outstanding borrowings mature no later than February 10, 2009, although specific draws typically are due four years from the borrowing date. Principal will be repaid through agreed-upon release prices as vacation ownership interests are sold at the financed resorts, subject to minimum required amortization. Indebtedness under the facility bears interest at LIBOR plus 4.75%. Interest payments are due monthly.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 30, 2004              By:      /S/ JOHN F. CHISTE
                                          -----------------------------------
                                          John F. Chiste
                                          Senior Vice President, Treasurer and
                                          Chief Financial Officer